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                        Ziegler, Ziegler & Associates LLP
                                Counselors at Law
                        570 Lexington Avenue, 44th Floor
                            New York, New York 10022
                                 (212) 319-7600
                            Telecopier (212) 319-7605

                               September 23, 2003

JPMorgan Chase Bank,  as Depositary
1 Chase Manhattan Plaza
New York, New York 10081

                           American Depositary Shares
                    evidenced by American Depositary Receipts
                     for deposited ordinary bearer shares of
                           Hypo Real Estate Holding AG
                           ---------------------------

Dear Sirs:

                Referring to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing one ordinary bearer share of Hypo Real Estate Holding AG (the "Company"), a corporation incorporated under the laws of the Federal Republic of Germany. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement appearing, or incorporated by reference, in Exhibit (a) to the Registration Statement.

                We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

                The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                We hereby consent to the use of this opinion as Exhibit (d) of the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Ziegler, Ziegler & Associates LLP